Exhibit 10.1

The following directors and executive officers of Cephalon, Inc. executed the Indemnification Agreement set forth below:

Executive Officers	Directors
J. Kevin Buchi, Chief Executive Officer	William P. Egan
Alain Aragues, EVP and President of Cephalon Europe	Martyn D. Greenacre
Valli F. Baldassano, EVP and Chief Compliance Officer	Charles J. Homcy
Wilco Groenhuysen, EVP and Chief Financial Officer	Vaughn M. Kailian
Gerald J. Pappert, EVP and General Counsel	Kevin E. Moley
Lesley Russell, EVP and Chief Medical Officer	Charles A. Sanders
Carl A. Savini, EVP and Chief Administrative Officer	Gail R. Wilensky
Jeffry L. Vaught, EVP and Chief Scientific Officer	Dennis L. Winger

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of March 10, 2011 (this “Agreement”), is made by and between Cephalon, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Indemnitee”).

RECITALS

WHEREAS, the Delaware General Corporation Law (the “DGCL”) and the Company’s bylaws expressly provide that the indemnification provisions provided for in the DGCL and such bylaws, respectively, are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Company’s Board of Directors (the “Board”), officers and other persons with respect to indemnification;

WHEREAS, the Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, the Company desires and has requested that the Indemnitee serve or continue to serve as a director and/or officer of the Company, as the case may be, free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company;

WHEREAS, the Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that the Indemnitee is furnished the indemnity provided for herein;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals to serve as directors and/or officers, it is reasonable, prudent and necessary to promote the best interests of the Company and its stockholders for the Company to contractually obligate itself to indemnify, and to advance certain expenses, fees and other amounts to the Indemnitee as set forth herein;

WHEREAS, this Agreement is a supplement to and in furtherance of any indemnification provided for in the Company’s certificate of incorporation and bylaws, and any resolutions, amendments or restatements adopted pursuant thereto, and shall not be deemed a substitute therefor, nor limit, diminish or abrogate any rights of the Indemnitee thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      DEFINITIONS.  For purposes of this Agreement the following terms shall have the following meanings:

(a)                                  References to “affiliate” mean any entity which, directly or indirectly, is in the control of, is controlled by, or is under common control with, another entity.

(b)                                 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c)                                  “Enterprise” means the Company and any other domestic or foreign corporation, whether for profit or not-for-profit, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary at the request of the Company.

(d)                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any similar federal statute then in effect.

(e)                                  “Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to, any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 4(d)(iv), Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement or under any director and officer liability insurance policies maintained by the Company. Expenses, however, shall not include Resulting Amounts.

(f)                                    “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning the Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(g)                                 Reference to any “law” shall be to such law as it existed on the date hereof, and in the event of any amendment, alteration or repeal of any law which narrows the right of a Delaware corporation to indemnify the Indemnitee or the Company’s or an Enterprise’s Representatives, such changes shall have no effect on this Agreement or the parties’ rights and obligations hereunder, to the extent permitted by law; provided, however, that any amendment, alteration or repeal of any law which permits the Company, without requiring any further action by stockholders or directors, to limit further the liability of the Indemnitee or the Company’s or an Enterprise’s Representatives or to provide broader indemnification or advancement rights than the Company was permitted to provide prior to such change, shall be, ipso facto, within the purview of the Indemnitee’s rights and the Company’s obligations under this Agreement.

(h)                                 “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including, without limitation, any appeal therefrom, in which the Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that the Indemnitee is or was a director or officer of the Company, (ii) any action taken by the Indemnitee or any action or inaction on the Indemnitee’s part while acting as a director or officer of the Company or (iii) the fact that he or she is or was serving at the request of the Company as a Representative of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(i)                                     Reference to “any other Enterprise” shall also include employee benefit plans; references to “fines” shall also include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall also include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(j)                                     “Representative” means any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise serving in such capacity at the request of the Company.

(k)                                  “Resulting Amounts” means any judgments, fines, settlement amounts and liabilities paid to resolve a Proceeding.

2.                                      INDEMNIFICATION.

(a)                                  Third Party Proceedings.  The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 2(a) if the Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2(a), the Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses and Resulting Amounts actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b)                                 Proceedings By or in the Right of the Company.  The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 2(b) if the Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2(b), the Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

(c)                                  Mandatory Indemnification of Expenses.  Notwithstanding any other provision of this Agreement to the contrary (other than Section 9), to the extent that the Indemnitee is a party to or a participant in and is successful on the merits or otherwise in defense of any Proceeding or in any claim, issue or matter therein, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.  If the Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, notwithstanding any other provision of this Agreement to the contrary (other than Section 9), the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with (x) each successfully resolved claim, issue or matter and (y) any claim, issue or matter related to any such successfully resolved claim, issue or matter.  The Company acknowledges that a settlement or other disposition of a Proceeding, claim, issue or matter against the Indemnitee short of final judgment shall be deemed a successful resolution for purposes of this Section 2(c) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding, claim, issue or matter to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding, claim, issue or matter with or without payment of money or other consideration and including, without limitation, the expiration of a reasonable period of time after the making of any claim or threat of a Proceeding without the institution of the same), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, claim, issue or matter unless there has been a finding with respect thereto (either adjudicated by a court of competent jurisdiction or in a determination in accordance with Section 4(b)(ii) below) that Indemnitee (i) did not act in good faith; (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company; or (iii) with respect to any criminal proceeding, had reasonable grounds to believe his or her conduct was unlawful.

(d)                                 Indemnification for Expenses as a Witness.  Notwithstanding any other provision of this Agreement (other than Section 9) to the contrary, to the extent that the Indemnitee is, by reason of the fact that the Indemnitee is or was a Representative of the Company or is or was serving at the request of the Company as a Representative of any other Enterprise, a witness, or made (or asked) to respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

3.                                      ADVANCEMENT OF EXPENSES.  The Company shall advance all Expenses incurred by the Indemnitee in connection with any Proceeding within 30 days following receipt by the Company of the written request of the Indemnitee (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause the Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).  Advances shall be unsecured and interest free and made without regard to the Indemnitee’s ability to repay such advances.  The Indemnitee hereby undertakes to repay any such amounts advanced only if and to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  This Section 3 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement but shall apply to any Proceeding referenced in Section 9(b), Section 9(c) or Section 9(e) prior to a determination that the Indemnitee is not entitled to be indemnified by the Company.

4.                                      NOTICE; PROCEDURES; PRESUMPTIONS; REMEDIES.

(a)                                  Procedures for Notification and Defense of Claim.

(i)                                     The Indemnitee shall notify the Company in writing of any matter with respect to which the Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by the Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by the Indemnitee to notify the Company will not relieve the Company from any obligation which it may have to the Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by the Indemnitee of any rights.

(ii)                                  If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially reasonable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(iii)                               In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee for any fees or expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of the Indemnitee’s counsel (subject to the Indemnitee’s repayment obligations under Section 3 hereof) to the extent that (i) the employment of counsel by the Indemnitee is authorized by the Company, (ii) counsel for the Company or the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense such that the Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative of, and reasonably incurred in connection with, the Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations or (v) the Company shall not have retained, or shall not continue to retain, its own counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s personal expense.

(iv)                              The Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably requested.

(v)                                 The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent.  The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement.

(b)                                 Procedures upon Application for Indemnification.

(i)                                     To obtain indemnification, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and as is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the Board that the Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such delay is prejudicial to the Company.

(ii)                                  Upon written request by the Indemnitee for indemnification pursuant to Section 4(b)(i), a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case (such determining party, the “Determining Party”) (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s Board a copy of which shall be delivered to the Indemnitee or (D) the Company’s stockholders, if there are no Disinterested Directors and if the Indemnitee provides written consent to the stockholders to make such determination. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination. The Indemnitee shall cooperate with the person, persons or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including, without limitation, providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including, without limitation, attorneys’ fees and disbursements) reasonably incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law, subject to the Indemnitee’s repayment obligations pursuant to Section 3.

(c)                                  Presumptions and Effect of Certain Proceedings.

(i)                                     In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that the Indemnitee is entitled to indemnification under this Agreement if the

Indemnitee has submitted a request for indemnification in accordance with Section 4(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.

(ii)                                  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(iii)                               For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith to the extent the Indemnitee relied in good faith on (A) the records or books of account of the Enterprise, including, without limitation, financial statements, (B) information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, (C) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (D) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 4(c)(iii) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(iv)                              None of the knowledge, actions or failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d)                                 Remedies of the Indemnitee.

(i)                                     Subject to Section 4(d)(v), in the event that (A) a determination is made pursuant to Section 4(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (B) advancement of Expenses is not timely made pursuant to Section 3 or Section 4(d)(iv) of this Agreement, (C) no determination of entitlement to indemnification shall have been made pursuant to Section 4(b) of this Agreement within 30 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (D) payment of indemnification pursuant to this Agreement is not made (x) within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or (y) with respect to indemnification pursuant to Section 2(c), Section 2(d) and Section 4(d)(iv) of this Agreement, within 30 days after receipt by the Company of a written request therefor or (E) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. The Company shall not oppose the Indemnitee’s right to seek any such adjudication in accordance with this Agreement.

(ii)                                  Neither (A) the failure of the Company, the Board, any committee or subgroup of the Board, Independent Counsel or stockholders to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor (B) an actual determination by the Company, the Board, any committee or subgroup of the

Board, Independent Counsel or stockholders that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 4(b) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 4(d) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 4(d), the Company shall, to the fullest extent not prohibited by law, have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(iii)                               To the fullest extent not prohibited by law, the Company shall indemnify the Indemnitee against all Expenses that are incurred by the Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any director and officer liability insurance policies maintained by the Company to the extent the Indemnitee is successful in such action, and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee within 30 days thereafter, subject to the provisions of Section 3.

(iv)                              Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

5.                                      CONTRIBUTION; ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

(a)                                  Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is held by a court of competent jurisdiction not to be permissible for liabilities arising under the federal securities laws or ERISA, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amounts incurred by the Indemnitee, whether for Expenses or Resulting Amounts, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding (all as determined by the Determining Party, or by such court of competent jurisdiction if requested by the Company or the Indemnitee) in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the events and transactions giving rise to such Proceeding and (ii) the relative fault of the Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

(b)                                 Scope.  Notwithstanding any other provision of this Agreement (other than Section 9) to the contrary, the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s certificate of incorporation or bylaws or by statute, if the Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses and Resulting Amounts actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action or inaction of the Indemnitee prior to such amendment, alteration or repeal.

(c)                                  Effectiveness and Duration of Rights; Successors and Assigns. All rights and obligations of the parties hereunder shall be effective as of the date on which the Indemnitee first serves on the Board or as an officer of the Company, as applicable, and shall continue as to the Indemnitee even though the Indemnitee may have ceased to serve as a Representative of the Company or a Representative of any other Enterprise at the Company’s request. This Agreement shall be binding on and shall inure to the benefit of the parties’ respective heirs, successors, assigns and personal and legal representatives (including, without limitation, in the case of the Company any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company).

(d)                                 Nonexclusivity.  The indemnification and other rights provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under applicable law, the Company’s certificate of incorporation or bylaws, any agreement, any insurance policy, any vote of stockholders or Disinterested Directors, or otherwise, both as to any action or inaction in the Indemnitee’s official capacities and as to any action or inaction in another capacity while holding such office.

6.                                      INSURANCE; SUBROGATION.

(a)                                  Insurance Coverage.  To the extent that the Company maintains an insurance policy or policies providing liability insurance that covers the Indemnitee, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Representative of the Company.  If, following the date hereof, the Company determines that it is not practicable, for cost or other reasons, to maintain director and officer liability insurance, it shall provide reasonable notice to the Indemnitee prior to taking action to terminate such policy.

(b)                                 Subrogation.  In the event the Company makes any payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Company to bring suit to enforce such rights, (ii) the Company shall not be liable under this Agreement to make any payment of Expenses, Resulting Amounts or any other amounts otherwise indemnifiable hereunder, if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, and (iii) if the Indemnitee is or was serving at the request of the Company as a Representative of any other Enterprise, the Company’s obligation to indemnify the Indemnitee or advance Expenses hereunder to the Indemnitee shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise or its affiliates.

7.                                      MUTUAL ACKNOWLEDGMENT.  Each of the Company and the Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying the Indemnitee under this Agreement or otherwise.  For example, the Company and the Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and that federal legislation prohibits indemnification for certain ERISA violations.

8.                                      SEVERABILITY.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.                                      EXCEPTIONS TO INDEMNIFICATION AND ADVANCEMENT OBLIGATIONS.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                  Claims Initiated by the Indemnitee.  To indemnify or to advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) otherwise required by applicable law;

(b)                                 Lack of Good Faith; Frivolous Claims.  To indemnify the Indemnitee for Expenses, Resulting Amounts or for any other liabilities of any type whatsoever incurred by the Indemnitee with respect to any Proceeding initiated by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was either frivolous or made in bad faith;

(c)                                  Fraud; Bad Faith.  To indemnify the Indemnitee for Expenses, Resulting Amounts or for any other liabilities of any type whatsoever if a final decision by a court of competent jurisdiction determines that the Indemnitee has committed fraud on the Company or to the extent the Determining Party determines that the Indemnitee has committed fraud on the Company or has acted in bad faith;

(d)                                 Insured Claims or Otherwise Paid.  To indemnify the Indemnitee for Expenses, Resulting Amounts or for any other liabilities of any type whatsoever to the extent such Expenses, Resulting Amounts or liabilities have been paid directly to the Indemnitee by an insurance carrier under a policy of director and officer liability insurance maintained by the Company or otherwise or for which payment has otherwise actually been made to the Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise (except in each case with respect to any excess beyond the amount paid and except as otherwise provided for in Section 6(b));

(e)                                  Claims under Section 16(b).  To indemnify the Indemnitee for Expenses, Resulting Amounts or for any other liabilities of any type whatsoever, including, without limitation, the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(f)                                    Prohibited by Law.  To indemnify the Indemnitee if prohibited by applicable law.

10.                               MISCELLANEOUS.

(a)                                  Legal Matters; Consent to Jurisdiction.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of

Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.  EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING OVER ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b)                                 No Employment Rights.  Nothing contained in this Agreement is intended to create in the Indemnitee any right to employment by the Company or any of its affiliates.

(c)                                  Entire Agreement; Amendment; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(d)                                 Construction; Captions.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.  The headings of the paragraphs and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(e)                                  Notices.  Any notice, demand, request or other communication required by or permitted to be given under this Agreement shall be in writing and shall be deemed delivered when delivered personally, or 24 hours after being deposited with a nationally recognized overnight courier service, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, if to the Company, to Cephalon, Inc., 41 Moores Rd., Frazer, PA 19355, Attn: General Counsel; or if to the Indemnitee, to the address listed on the signature page hereof; or to such other address as any party hereto shall have specified in a notice given in accordance with this Section 10(e).

(f)                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date and year first written above

COMPANY:

CEPHALON, INC.

By
Name:
Title:

INDEMNITEE:

By

Name:

Address: